HomeTrust Bancshares, Inc. Initiates SBA and Equipment Finance Commercial Lines of Business

ASHEVILLE, N.C., July 19, 2017 - HomeTrust Bancshares, Inc. (NASDAQ: HTBI) ("Company"), the holding company of HomeTrust Bank ("Bank"), has announced the initiation of new SBA and Equipment Finance Commercial Lines of Business. HomeTrust Commercial Relationship Manager, Christopher McFatter, has been promoted to SVP, Director of SBA Lending, and Jeff Kale recently joined HomeTrust Bank as SVP, Director of Equipment Finance.
“Offering specialized equipment financing options makes HomeTrust a more valuable banking partner for our larger, commercial clients,” said Hunter Westbrook, EVP and Chief Banking Officer. “In addition, we will be able to better serve the credit needs of smaller businesses through our participation in the SBA 7(a) loan program. Our experienced commercial lenders continue to bring new business clients to the bank through their credit expertise and knowledge of their respective local market as evidenced by the 200% growth in our commercial loan portfolio since 2012.” Westbrook continued, “These new commercial lines of business further support our strategic growth strategy, improving performance and creating additional value for our shareholders.”
Christopher McFatter has over 12 years of financial services experience, including commercial credit analysis, residential lending and commercial banking. He earned a Bachelor of Arts in Monetary Economics and Finance from the University of North Carolina at Asheville. A Western North Carolina native, Christopher is active in the local community and currently serves as Treasurer and Board member of the Camp Diversity Foundation, Black Mountain, North Carolina.
Jeff Kale has over 30 years of sales and sales management experience including commercial and consumer lending for direct, indirect and vendor organizations. He spent 19 years with Ford Motor Credit in management roles for indirect and direct originations. Most recently, he spent 12 years with BB&T Equipment Finance, in leadership positions for both Business Development and Sales Management. He earned a Bachelor of Science degree in Business Administration, with a major in Finance from Appalachian State University, Boone, North Carolina.
About HomeTrust Bancshares, Inc.
HomeTrust Bancshares, Inc. is the holding company for HomeTrust Bank. As of March 31, 2017, the Company had assets of $3.2 billion. The Bank, founded in 1926, is a North Carolina state chartered, community-focused financial institution committed to providing value added relationship banking through 42 locations as well as online/mobile channels. Locations include: North Carolina (including the Asheville metropolitan area, the "Piedmont" region, Charlotte, and Raleigh), Upstate South Carolina (Greenville), East Tennessee (including Kingsport/Johnson City/Bristol, Knoxville, and Morristown) and Southwest Virginia (including the Roanoke Valley). The Bank is the 3rd largest community bank headquartered in North Carolina.

Forward-Looking Statements
This press release includes "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements often include words such as "believe," "expect," "anticipate," "estimate," and "intend" or future or conditional verbs such as "will," "would," "should," "could," or "may." Forward-looking statements are not historical facts but instead represent management's current expectations and forecasts regarding future events, many of which are inherently uncertain and outside of our control. Actual results may differ, possibly materially, from those currently expected or projected in these forward-looking statements. Factors that could cause our actual results to differ materially from those described in the forward-looking statements, include expected cost savings, synergies and other financial benefits from our acquisition of TriSummit by HomeTrust ("merger") might not be realized within the expected time frames or at all, and costs or difficulties relating to integration matters might be greater than expected; increased competitive pressures; changes in the interest rate environment; changes in general economic conditions and conditions within the securities markets; legislative and regulatory changes; and other factors described in HomeTrust's latest annual Report on Form 10-K and Quarterly Reports on Form 10-Q and other documents filed with or furnished to the Securities and Exchange Commission-which are available on our website at www.hometrustbanking.com and on the SEC's website at www.sec.gov. Any of the forward-looking statements that we make in this press release or the documents we file with or furnish to the SEC are based upon management's beliefs and assumptions at the time they are made and may turn out to be wrong because of inaccurate assumptions we might make, because of the factors described above or because of other factors that we cannot foresee. We do not undertake and specifically disclaim any obligation to revise any forward-looking statements to reflect the occurrence of anticipated or unanticipated events or circumstances after the date of such statements. These risks could cause our actual results for fiscal 2018 and beyond to differ materially from those expressed in any forward-looking statements by, or on behalf of, us and could negatively affect our operating and stock performance.

WEBSITE: WWW.HOMETRUSTBANCSHARES.COM
Contact:
Dana L. Stonestreet - Chairman, President and CEO
Tony J. VunCannon - Executive Vice President, CFO, and Treasurer
828-259-3939